                                                                     EXHIBIT 3.4

                                                        [AS AMENDED AND RESTATED
                                                           THROUGH MAY 31, 2006]

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                MOVIE STAR, INC.

                                   ARTICLE I

                            Meetings of Shareholders
                            ------------------------

     Section 1. Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as may from time to time be designated by the
Board of Directors and specified in the notice of meeting.

     Section 2. Special Meetings. Special Meetings of the shareholders for any purpose or purposes may be called by the President or by order of the Board of
Directors. Further, it shall be the duty of the Secretary to call such a meeting upon a request in writing therefor stating the purpose or purposes thereof delivered to the Secretary signed by the holders of record of not less than 25%
of the outstanding shares of the Corporation entitled to vote for the election of directors.

     Section 3. Place of Meeting. Meetings of the shareholders may be held at the Corporation's office in the State of New York as the Board of Directors from time to time may determine, or at such other place, either within or without the
State of New York, as may from time to time be designated by the Board of
Directors and specified in the notice of meeting.

     Section 4. Notice of Shareholders' Meeting. Notice of the annual and of any special meeting of shareholders shall be given to each shareholder of record entitled to

vote there at least 10 and not more than 60 days before the meeting by personally delivering to such shareholder or by depositing in the United States mails, addressed to the address of such shareholder as it appears on the records of the Corporation, a written or printed notice, issued by the President or a
Vice-President or the Secretary or an Assistant Secretary, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and any such notice shall be deemed given when personally delivered or deposited postage prepaid in the United
States mail. Any shareholder or his attorney thereunto authorized, may waive notice of any meeting either before, at or after the meeting.

     Section 5. Quorum. Except as otherwise provided by law, at all meetings of shareholders the holders of record of a majority of the issued and outstanding shares of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present or represented may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required, except as may be required by the provisions of Section 605(b)
of the Business Corporation Law. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those shareholders who would have been entitled to vote at the meeting as originally called shall be entitled to vote at such adjourned meeting.

     Section 6. Voting; Written Consent. At each meeting of the shareholders, every shareholder holding one or more shares of the stock of the Corporation entitled to vote thereat shall be entitled to one vote for each such share registered in his name on the

books of the Corporation on the record date therefor. Directors shall be elected by a plurality of the votes cast; all other questions shall be decided by a majority of the votes cast, except as otherwise provided by law. The shareholders entitled to vote may take any action that they might have taken at a meeting of shareholders on written consent executed by all of such shareholders.

     Section 7. Proxies. Every shareholder entitled to vote at any meeting of shareholders may vote by proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney. No proxy shall be voted after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified a longer duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except as otherwise provided by law.

     Section 8. Inspectors of Election. Two inspectors of election, who shall act as such at elections of directors, shall be appointed by and shall serve at the pleasure of the Board of Directors. If the Board fails to elect any inspector or inspectors or if one or both of such inspectors fail to appear at any meeting for the election of directors, the Chairman of the meeting may, or at the request of one or more shareholders, shall, appoint an inspector or inspectors or a substitute inspector or inspectors. Each inspector shall be entitled to a reasonable compensation for his services, to be paid by the
Corporation. The inspectors, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed to them.

                                   ARTICLE II

                               Board of Directors
                               ------------------

     Section 1. General Powers. The property, affairs and business of the
Corporation shall be managed by the Board of Directors.

     Section 2. Number. The number of directors shall be fixed from time to time by resolution of the Board of Directors.

     Section 3. Term of Office and Qualifications. Directors need not be shareholders. Directors shall be elected to hold office until the next annual election of directors and shall hold office until their successors have been elected and shall have qualified.

     Section 4. Chairman of the Board. The Board of Directors may elect a
Chairman of the Board from among its members to serve at its pleasure, who shall preside at all meetings of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 5. Vacancies. Newly elected directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, except the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

     Section 6. Place of Meetings. The Board of Directors shall hold its meetings at such places within or without the State of New York as it may decide.

     Section 7. Regular Meetings; Notice. The Board of Directors by resolution may establish regular periodic meetings and notice of such meetings need not be given,

provided that a copy of the resolution establishing such regular meetings shall be properly mailed to each newly elected director at his residence or usual place of business.

     Section 8. Special Meetings. Special Meetings of the Board of Directors
shall be called by the Secretary or an Assistant Secretary whenever ordered by the Board of Directors or requested in writing by the President or any two
(other) directors. Notice of each special meeting shall be mailed to each director, addressed to his residence or usual place of business, at least four days before the day on which the meeting is to be held, or shall be sent to such address by nationally recognized overnight courier requesting overnight delivery, not later than two days before the day on which the meeting is to be held, or shall be transmitted by facsimile, e-mail or other electronic means not later than 24 hours before the time the meeting is to be held. Notice of any special meeting may be waived in writing by any director before, at or after the meeting and shall be deemed waived if the director attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.
Telephonic meetings of the Board of Directors may be ordered upon two hours notice and shall be deemed to be a bona fide meeting as long as notice is given to all Directors and a quorum attended by telephone.

     Section 9. Quorum and Manner of Acting. A majority of the members of the
Board of Directors then in office shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors, and, except as herein otherwise provided, the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum of the Board of Directors, a majority of the members present may adjourn the meeting from

time to time until a quorum be had. Notice of the time and place of such adjourned meeting shall be given to all the directors. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if each member of the Board of Directors shall consent thereto in writing. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

     Section 10. Removal. Any director or directors may be removed, with or without cause, at any time by the vote of the shareholders entitled to vote at a special meeting of shareholders called for such purpose.

     Section 11. Compensation. Directors shall receive such compensation for their service on the Board of Directors or any committees thereof, together with reimbursement for expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

                                  ARTICLE III

                         Executive and Other Committees
                         ------------------------------

     Section 1. How Constituted and the Powers Thereof. The Board of Directors
by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, who shall serve at the pleasure of the Board of Directors. Except as otherwise provided by law, by these by-laws, or by resolution adopted by a majority of the whole Board of Directors, and excepting the powers

enumerated in Sec. 712 (1) - (5) of the Business Corporation Law of New York the
Executive Committee shall possess and may exercise during the intervals between the meetings of the directors, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation, including, without limitation, the power to cause the seal of the Corporation to be affixed to all papers that may require it.

     Section 2. Organization, etc. The Executive Committee may choose its own
Chairman and its Secretary and may adopt rules for its procedure. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

     Section 3. Meetings. Meetings of the Executive Committee may be called by the Chairman of the Committee, and shall be called by him at the request of any member of the Committee; if there shall be no chairman, meetings may be called by any member of the Committee. Notice of each meeting of the Committee shall be sent to each member of the Committee by mail at least two days before the meeting is to be held, or if given by the Chairman, may be given personally or by telegraph or telephone at least one day before the day on which the meeting is to be held. Notice of any meeting may be waived before, at or after the meeting, and shall be deemed waived if the director attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

     Section 4. Quorum and Manner of Acting. A majority of the Executive
Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

     Section 5. Removal. Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.

     Section 6. Vacancies. Any vacancy in the Executive Committee shall be filled by the Board of Directors.

     Section 7. Other Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the
Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the
Certificate of Incorporation, each such committee, to the extent provided in the resolution or resolutions creating such committee or modifying the scope, power or authority of such committee, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the
Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                                   ARTICLE IV

                              Offices and Officers
                              --------------------

     Section 1. Offices. The office of the Corporation shall be in the City of
New York. The Corporation may have places of business within or without the
State of New York at such location or locations as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

     Section 2. Officers. The officers of the Corporation shall be the Chairman of the Board, Chairman Emeritus, President, one or more Vice Presidents (if the
Board of Directors so determines), a Treasurer and a Secretary. The Board of
Directors may from time to time appoint one or more Assistant Secretaries and
Assistant Treasurers. The same person may hold any two or more offices except those of President and Secretary.

     Section 3. Salaries. The Board of Directors shall from time to time fix the salary of the Chairman of the Board, Chairman Emeritus, President, as well as the salaries of other officers of the Corporation.

     Section 4. Election, Term of Office and Qualifications. All officers of the
Corporation shall be elected or appointed annually (unless otherwise specified at the time of election) by the Board of Directors and each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 5. Vacancies. If any vacancy shall occur in any office of the
Corporation, such vacancy shall be filled by the Board of Directors.

     Section 6. Other Officers, Agents and Employees. The Board of Directors may
from time to time appoint such other officers, agents and employees of the
Corporation as may be deemed proper, and may authorize any officer to appoint and remove agents and employees. The Board of Directors may from time to time prescribe the powers and duties of such officers, agents and employees of the
Corporation in the management of its property, affairs and business.

     Section 7. Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors.

     Section 8. President. The President shall be the chief executive of the
Corporation and shall have general direction of its business, affairs and property and over its several officers. He shall be entitled to preside at all meetings of the shareholders in the absence of the Chairman of the Board or if there is no Chairman of the Board. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and he shall have the power to execute, in the name and on behalf of the Corporation, all authorized deeds, mortgages, bonds, contracts, or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors. He shall be ex officio a member of all committees. He shall from time to time report to the
Board of Directors, or to the Executive Committee or to such other committees as may be provided, all matters within his knowledge which the interest of the
Corporation may require to be brought to their notice.

     Section 9. Vice Presidents. The Vice President or Vice Presidents of the
Corporation, under the direction of the President, shall have such powers and perform such duties as the Board of Directors or President may from time to time prescribe, and shall perform such other duties as may be prescribed in these
By-laws. In case of the absence or inability of the President to act, then the
Vice-Presidents, in the order

                                       10

designated therefor by the Board of Directors, shall have the powers and discharge the duties of the President.

     Section 10. Treasurer. The Treasurer, under the direction of the President, shall have charge of the funds, securities, receipts and disbursements of the
Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as the Board of Directors may from time to time designate. He shall supervise and have charge of keeping correct books of account of all the Corporation's business and transactions. If required by the
Board of Directors, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation, at the expiration of his term of office, or upon his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the
President may from time to time prescribe.

     Section 11. Assistant Treasurers. In the absence of or disability of the
Treasurer, the Assistant Treasurers, in the order designated by the Board of
Directors, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer.
They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

     Section 12. Secretary. The Secretary shall attend all meetings of the shareholders of the Corporation and of its Board of Directors and shall keep the minutes

                                       11

of all such meetings in a book or books kept by him for that purpose. He shall keep in safe custody the seal of the Corporation, and, when authorized by the
Board of Directors, he shall affix such seal to any instrument requiring it. In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books and of such other books and papers as the Board of Directors may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the
President may from time to time prescribe.

     Section 13. Assistant Secretaries. In the absence or disability of the
Secretary, the Assistant Secretaries, in the order designated by the Board of
Directors, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the
Secretary. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

                                   ARTICLE V

                              Drafts, Checks, Etc.
                              --------------------

     All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, or person or persons to whom the
Board of Directors shall have delegated the power, but under such conditions and restrictions as in said resolutions may be imposed. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors.

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                                   ARTICLE VI

                            Shares and Their Transfer
                            -------------------------

     Section 1. Issue of Certificates of Stock. The Board of Directors shall provide for the issue and transfer of the certificates of stock of the
Corporation and prescribe the form of such certificates. Every owner of shares of the Corporation shall be entitled to a certificate of stock, which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the President or a Vice President, or by the Chairman of the
Board of Directors, and by the Secretary or an Assistant Treasurer of the
Corporation, except that any two officers may sign certificates of the Classes
A, B and C stock of the Corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 2. Transfer Agents and Registrars. The Board of Directors shall have power to appoint a Transfer Agent and/or Registrar of its stock; to prescribe their respective duties; and to require the countersignature of such
Transfer Agent and/or

                                       13

Registrar upon stock certificates. The duties of the Transfer Agent and
Registrar may be combined.

     Section 3. Transfer of Shares. The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued.

     Section 4. Addresses of Shareholders. Every shareholder shall furnish the
Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof, notices may be addressed to him at the office of the Corporation.

     Section 5. Record Date. The Board of Directors may fix a date not exceeding
60 days and not less than 10 days prior to the date of any meetings of shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were then holders of record of such shares and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

     The Board of Directors shall also have power to fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend or the making of any

                                       14

distribution or for the allotment of any evidence of right or interest, or for any other purpose, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, right or interest, or to participate in any such other action, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, right or interest or to participate in such other action.

     Section 6. Lost and Destroyed Certificates. The Board of Directors may
direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the shares represented by the certificate so lost or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the shares represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the
Corporation, its Transfer Agents and Registrars, if any, against any claim that may be made against them, or any of them, by reason of the issue of such certificate. The Board of Directors, however, may in its discretion refuse to issue any such new certificate, except pursuant to court order.

                                  ARTICLE VII

                                    Dividends
                                    ---------

     Subject to the provisions of the Certificate of Incorporation and to the applicable Sections of the Business Corporation Law, dividends on the outstanding shares of the

                                       15

Corporation may be declared out of the surplus available therefor in such amounts and at such time or times as the Board of Directors may determine.

                                  ARTICLE VIII

                                      Seal
                                      ----

     The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words
"Corporate Seal New York", or words of similar import. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

     Section 1. Examination of Books and Records. The Board of Directors may
determine from time to time whether, and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the
Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as provided by the statutes of the
State of New York or authorized by the Board of Directors.

     Section 2. Voting of Stock in Other Corporations. Any shares in any other corporations, which may from time to time be held by the Corporation, may be represented and voted at any of the shareholders' meetings thereof by the
President or one of the Vice Presidents of the Corporation, or by proxy or proxies appointed by the President or one of the Vice Presidents of the
Corporation. The Board of Directors, however, may by resolution appoint any other person or persons to vote such shares, in

                                       16

which case such other person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall end on
June 30 of each year.

                                   Amendments
                                   ----------

     Section 1. By Shareholders. These By-laws may be amended, altered or repealed, by the affirmative vote of the shareholders entitled to vote for the election of directors at any annual or special meeting of shareholders, provided that notice of the proposed amendment, alteration or repeal shall have been included in the notice of the meeting. In addition such amending, altering or repealing of the By-Laws may be accomplished by a written consent signed by all of the shareholders of the Corporation entitled to vote for the election of directors.

     Section 2. By Directors. The Board of Directors shall have the power to alter, amend or repeal these By-Laws, except that the Board of Directors shall have no power to alter, amend or repeal a By-Law adopted by the shareholders subsequent to the original adoption of these By-Laws by the shareholders.

                                       17